Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800-618-BANK
www.unitybank.com
NewsNewsNewsNewsNews

For Immediate Release:

January 26, 2017
News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports Quarterly Net Income Increased 20%
and Annual Earnings Increased 38%

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported increased quarterly and year-to-date earnings.  Major contributing factors included strong loan growth, increased levels of noninterest income, expense control and improved credit quality.

Net income was $3.2 million, or $0.32 per diluted share, for the three months ended December 31, 2016, a 19.7% increase compared to net income of $2.6 million, or $0.28 per diluted share, for the same period a year ago. Return on average assets (“ROA”) and average common equity for the quarter were 1.07% and 13.47%, respectively, compared to 1.00% and 13.59% for the same period a year ago. The decrease in return on average equity reflects the increase in equity due to the Company’s December capital raise.

Net income was $13.2 million, or $1.38 per diluted share, for the twelve months ended December 31, 2016, a 38.2% increase compared to net income of $9.6 million, or $1.02 per diluted share, for the same period a year ago. Return on average assets and average common equity for the period were 1.17% and 15.37%, respectively, compared to 0.96% and 12.92% for the same period a year ago.

During the first quarter, the Company repurchased $5.0 million of its outstanding subordinated debentures at a price of $0.5475 per dollar, thus reducing its outstanding subordinated debt to $10.3 million. The repurchase resulted in a nonrecurring pre-tax gain of approximately $2.26 million. Net income, excluding the nonrecurring gain on the repurchased subordinated debentures, was $11.7 million, or $1.23 per diluted share, for the twelve months ended December 31, 2016, compared to net income of $9.6 million, or $1.02 per diluted share, for the same period a year ago. Return on average assets and average common equity for the twelve months ended December 31, 2016, excluding the gain, would have been 1.04% and 13.65%, respectively, compared to 0.96% and 12.92% for the same period a year ago.

Management believes excluding the nonrecurring gain from year-to-date net income and reporting it in a format which is not in compliance with generally accepted accounting principles (“non-GAAP”) is beneficial to the reader and provides better comparability of the Company’s performance over both periods.

Highlights included:

•	Completion of $15.0 million common stock offering on December 8th, with 1,068,400 new shares issued.

•	Opened two new branches - Emerson, New Jersey on October 17th and Somerville, New Jersey on November 28th.

•	Continued to expand our Pennsylvania presence with the addition of three seasoned commercial lenders.

•	Adopted a business mobile capture product for our commercial customers.

•	Total loans increased 2.5% for the quarter and 9.5% for the year.

•	Total deposits increased 1.3% for the quarter and 5.7% compared to year-end 2015.

•	Noninterest-bearing demand deposits increased 3.3% for the quarter and 16.6% for the year.

•	Net interest income increased 12.0% compared to prior year-end due to strong loan growth.

•	Credit quality has continued to improve.

“2016 was a remarkable year,” stated James A. Hughes, President and CEO. “We had record earnings. We surpassed our expectations for core deposit growth, ROA and earnings per share. We also expanded our retail branch network and product lines. These accomplishments are due to our exceptional employees that work together each day to achieve these goals, provide excellent customer service and add value for our shareholders. I look forward to reporting both earnings growth and branch expansion plans in 2017. ”

Net Interest Income

Net interest income increased $1.1 million to $10.1 million for the quarter ended December 31, 2016 compared to the prior year’s period, while year-over-year, net interest income increased $4.3 million to $38.3 million. The net interest margin was 3.60% for the quarter-ended December 31, 2016 and 2015, respectively. The net interest margin was 3.58% for the twelve months ended December 31, 2016 compared to 3.63% in the prior year’s period.
The yield on earning assets remained stable at 4.40% for the quarterly periods ended December 31, 2016 and 2015. For the twelve month period ended December 31, 2016, the yield on earning assets was 4.40% compared to 4.45% for the prior year. Each period saw continued strong commercial, residential mortgage and consumer loan growth over the prior year period. Quarterly average commercial loans increased $51.8 million, average residential mortgage loans increased $29.1 million and consumer loans increased $14.8 million compared to the fourth quarter of 2015.
The cost of interest-bearing liabilities also remained relatively stable at 1.03% for the quarter and 1.04% for the full year periods. The quarterly cost of deposits increased 8 basis points to 0.83% due to the intentional growth of five year time deposits and a promotional savings product. The quarterly cost of borrowed funds and subordinated debentures decreased 90 basis points compared to the prior year due to the modification of borrowings with the Federal Home Loan Bank (“FHLB”) over the past year.

Provision for Loan Losses

The provision for loan losses was $200 thousand for the three months ended December 31, 2016 and $1.2 million for the twelve months ended December 31, 2016. In the prior year’s periods, there was a $100 thousand loan loss provision during the quarter ended December 31, 2015 and a $500 thousand loan loss provision for the twelve months ended December 31, 2015. The increase in the quarterly and full year provision for 2016 versus 2015 was due to higher net charge-offs in each period. Net charge-offs were $306 thousand for the quarter and $1.4 million for the full year ended December 31, 2016, compared to a net recovery of $238 thousand for the quarter and a net charge-off of $292 thousand for the full year ended December 31, 2015.

Noninterest Income

Noninterest income increased $453 thousand to $2.4 million for the three months ended December 31, 2016, compared to the same period last year. While gains on the sale of SBA loans, BOLI income and other income were consistent with the prior year’s quarter, noninterest income increased due to higher gains on securities, gains on the sale of mortgage loans and service and loan fee income, partially offset by lower branch fee income. For the full year, noninterest income increased $1.1 million to $8.8 million due to higher gains on the sale of SBA loans and securities, partially offset by lower branch fee income.

Notable items included:

•	Branch fee income declined in the quarterly and annual periods due to lower levels of overdraft fees and service charges from commercial checking accounts.

•
SBA loan sales during the fourth quarter of 2016 totaled $6.4 million with a net gain of $515 thousand. During the prior year’s quarter, SBA loan sales totaled $7.2 million with a net gain of $533 thousand. For the full year, SBA loan sales totaled $24.7 million in 2016 and $14.1 million in 2015 with net gains on sale of $2.1 million and $1.2 million, respectively.

•
During the quarter, $31.5 million in residential mortgage loans were sold at a gain of $480 thousand, compared to $16.3 million in loans sold at a gain of $328 thousand during the prior year’s quarter. For the full year, $108.1 million in residential mortgage loans were sold at a gain of $1.6 million compared to $94.3 million in loans sold at a gain of $1.7 million during the prior year’s period. The margin on these sales declined year over year due to product mix. Our mortgage pipeline remains strong.

Noninterest Expense

Noninterest expenses increased $457 thousand or 6.7% to $7.3 million for the quarter and $779 thousand or 2.9% for the twelve months ended December 31, 2016. The increases in each period evidence investment in Unity’s retail network, corporate infrastructure and its staff. During the quarter, the Company booked a $300 thousand write-down on an OREO property.

In 2016, our compensation and benefits expense has risen as we expand our branch network, lending and support staff. This additional headcount has resulted in higher salary, commission and benefit expense. This year, we also committed to our future by purchasing the Clinton, New Jersey corporate headquarters building, which resulted in lower occupancy expenses. However, investment in our retail network through the addition of branches in Emerson and Somerville, New Jersey will increase future occupancy expenses. Loan and OREO expenses increased $88 thousand for the quarter-ended December 31, 2016 compared to the prior year’s quarter on higher property valuation adjustments, tax and legal expense. However, year over year, loan and OREO costs declined due to lower property tax and appraisal expense. Furniture and equipment expense has increased due to investment in our technology infrastructure through network and software upgrades that will improve our efficiency and keep our data secure. Advertising expenses have risen in support of our retail and lending sales as well as the branch expansions. Other expenses that increased were director compensation fees and officer and employee training and meals and entertainment.

Financial Condition

At December 31, 2016, total assets were $1.2 billion, an increase of $105.0 million from year-end 2015:

•
Total loans increased $84.5 million or 9.5%, from year-end 2015 to $973.4 million at December 31, 2016. Commercial, residential mortgage and consumer loan portfolios increased $43.7 million, $24.6 million and $14.5 million, respectively.

•
Other assets increased due to the purchase of the Company’s Clinton, New Jersey headquarters, as well as two new branch sites in Emerson, New Jersey and Somerville, New Jersey, both of which were purchased facilities.

•
Total deposits increased $51.2 million or 5.7%, to $945.7 million at December 31, 2016. Savings deposits grew $62.0 million, noninterest-bearing demand deposits increased $30.7 million and interest-bearing demand deposits increased $15.0 million, while time deposits declined $56.5 million, respectively. The decline was due to the roll-off of institutional and brokered certificates of deposit, as well as reduced levels of municipal deposits from year-end.

•
Borrowed funds increased $29.0 million to $121.0 million at December 31, 2016, due to the addition of $30.0 million of Federal Home Loan Bank (FHLB) term borrowings partially offset by reduced overnight borrowings.

•	Subordinated debentures decreased from year-end due to the repurchase of $5.0 million at a discounted price of $0.5475 per dollar.

•
Shareholders’ equity was $106.3 million at December 31, 2016, an increase of $27.8 million from year-end 2015 due to net income and the net proceeds of the common stock offering, less the dividends paid to shareholders. During the quarter, a total of 1,068,400 common shares were issued at a weighted average price of $14.04, representing gross proceeds of $15.0 million in the common stock offering.

•	Book value per common share was $10.14 as of December 31, 2016.

•
At December 31, 2016, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 9.73%, 11.49%, 12.58% and 13.84% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $8.3 million at December 31, 2016, or 0.85% of total loans and OREO, compared to $8.9 million or 0.99% of total loans and OREO at year-end 2015.

•	Nonperforming loans remained relatively flat at $7.2 million at December 31, 2016 and $7.3 million at December 31, 2015.

•	OREO decreased $541 thousand to $1.1 million at December 31, 2016 from year-end 2015.

•	The allowance for loan losses totaled $12.6 million at December 31, 2016, or 1.29% of total loans compared to $12.8 million and 1.44% at year-end 2015.

•
Net charge-offs were $306 thousand for the three months ended December 31, 2016, compared to net recoveries of $238 thousand for the same period a year ago. Net charge-offs were $1.4 million for twelve months ended December 31, 2016, compared to $292 thousand for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.2 billion in assets and $946 million in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 17 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
NON-GAAP
December 31, 2016

				Dec 31, 2016 vs.
				Sep 30, 2016	Dec 31, 2015
(In thousands, except percentages and per share amounts)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015%		%
BALANCE SHEET DATA:
Total assets	$1,189,906	$1,152,896	$1,084,866	3.2%	9.7%
Total deposits	945,723	933,320	894,493	1.3	5.7
Total loans	973,414	949,832	888,958	2.5	9.5
Total securities	61,547	72,360	71,336	(14.9)	(13.7)
Total shareholders' equity	106,291	88,152	78,470	20.6	35.5
Allowance for loan losses	(12,579)	(12,685)	(12,759)	0.8	(1.4)

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$4,925	$4,633	$3,954	6.3	24.6
Provision for income taxes	1,765	1,613	1,315	9.4	34.2
Net income	$3,160	$3,020	$2,639	4.6	19.7

Net income per:
Common share - basic	$0.33	$0.32	$0.28	3.1	17.9
Common share - diluted	$0.32	$0.32	$0.28	—	14.3

Performance ratios:
Return on average assets	1.07%	1.05%	1.00%	1.9	7.0
Return on average equity	13.47%	13.90%	13.59%	(3.1)	(0.9)
Efficiency ratio	59.90%	58.11%	62.81%	3.1	(4.6)
Net interest margin	3.60%	3.63%	3.60%	(0.8)	—

FINANCIAL DATA - YEAR TO DATE:
Income before provision for income taxes and gain on subordinated debenture	$18,202		$14,368		26.7
Provision for income taxes	6,476		4,811		34.6
Net income before gain on subordinated debenture	$11,726		$9,557		22.7
Gain on subordinated debenture, net of tax	1,483		—		NM
Net income	$13,209		$9,557		38.2

Net income before gain on subordinated debenture per:
Common share - basic	$1.25		$1.03		21.4
Common share - diluted	$1.23		$1.02		20.6

Net income per:
Common share - basic	$1.40		$1.03		35.9
Common share - diluted	$1.38		$1.02		35.3

Net income before gain on subordinated debenture ratios:
Return on average assets	1.04%		0.96%		8.3
Return on average equity	13.65%		12.92%		5.7
Efficiency ratio	59.26%		64.41%		(8.0)

Performance ratios:
Return on average assets	1.17%		0.96%		21.9
Return on average equity	15.37%		12.92%		19.0
Efficiency ratio	56.51%		64.41%		(12.3)
Net interest margin	3.58%		3.63%		(1.4)

SHARE INFORMATION:
Market price per share	$15.70	$12.82	$11.34	22.5		38.4
Dividends paid	$0.05	$0.05	$0.04	—		0.3
Book value per common share	$10.14	$9.45	$8.45	7.3		20.0
Average diluted shares outstanding (QTD)	9,878	9,496	9,402	4.0		5.1

CAPITAL RATIOS:
Total equity to total assets	8.93%	7.65%	7.23%	16.7		23.5
Leverage ratio	9.73%	8.49%	8.82%	14.6		10.3
Common equity tier 1 risk-based capital ratio	11.49%	9.63%	9.37%	19.3		22.6
Tier 1 risk-based capital ratio	12.58%	10.74%	11.18%	17.1		12.5
Total risk-based capital ratio	13.84%	11.48%	12.43%	20.6		11.3

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$8,287	$8,230	$8,851	0.7		(6.4)
QTD net chargeoffs (annualized) to QTD average loans	0.13%	0.21%	(0.11)%	(38.1)		218.2
Allowance for loan losses to total loans	1.29%	1.34%	1.44%	(3.7)		(10.4)
Nonperforming assets to total loans and OREO	0.85%	0.86%	0.99%	(1.2)		(14.1)
Nonperforming assets to total assets	0.70%	0.71%	0.82%	(1.4	) %	(14.6	) %

All share information has been adjusted for the 10% stock dividend paid September 30, 2016.

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2016

				Dec 31, 2016 vs.
				Dec 31, 2015		Dec 31, 2015
(In thousands, except percentages)	Dec 31, 2016	Dec 31, 2015	Dec 31, 2015%			%
ASSETS
Cash and due from banks	$22,105	$23,811	$22,681	(7.2	) %	(2.5	) %
Federal funds sold and interest-bearing deposits	83,790	60,859	65,476	37.7		28.0
Cash and cash equivalents	105,895	84,670	88,157	25.1		20.1
Securities:
Securities available for sale	40,568	44,186	52,865	(8.2)		(23.3)
Securities held to maturity	20,979	28,174	18,471	(25.5)		13.6
Total securities	61,547	72,360	71,336	(14.9)		(13.7)
Loans:
SBA loans held for sale	14,773	15,611	13,114	(5.4)		12.7
SBA loans held for investment	42,492	41,795	39,393	1.7		7.9
SBA 504 loans	26,344	26,067	29,353	1.1		(10.3)
Commercial loans	509,171	496,008	465,518	2.7		9.4
Residential mortgage loans	289,093	282,317	264,523	2.4		9.3
Consumer loans	91,541	88,034	77,057	4.0		18.8
Total loans	973,414	949,832	888,958	2.5		9.5
Allowance for loan losses	(12,579)	(12,685)	(12,759)	0.8		(1.4)
Net loans	960,835	937,147	876,199	2.5		9.7
Premises and equipment, net	23,398	22,302	15,171	4.9		54.2
Bank owned life insurance ("BOLI")	13,758	13,664	13,381	0.7		2.8
Deferred tax assets	5,512	6,008	5,968	(8.3)		(7.6)
Federal Home Loan Bank ("FHLB") stock	6,037	5,767	4,600	4.7		31.2
Accrued interest receivable	4,462	4,165	3,884	7.1		14.9
Other real estate owned ("OREO")	1,050	1,703	1,591	(38.3)		(34.0)
Goodwill and other intangibles	1,516	1,516	1,516	—		—
Other assets	5,896	3,594	3,063	64.1		92.5
Total assets	$1,189,906	$1,152,896	$1,084,866	3.2%		9.7%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$215,963	$209,122	$185,267	3.3%		16.6%
Interest-bearing demand	145,654	127,845	130,605	13.9		11.5
Savings	363,462	344,772	301,447	5.4		20.6
Time, under $100,000	123,724	134,448	134,468	(8.0)		(8.0)
Time, $100,000 and over, under $250,000	75,567	86,366	104,106	(12.5)		(27.4)
Time, $250,000 and over	21,353	30,767	38,600	(30.6)		(44.7)
Total deposits	945,723	933,320	894,493	1.3		5.7
Borrowed funds	121,000	115,000	92,000	5.2		31.5
Subordinated debentures	10,310	10,310	15,465	—		(33.3)
Accrued interest payable	430	446	461	(3.6)		(6.7)
Accrued expenses and other liabilities	6,152	5,668	3,977	8.5		54.7
Total liabilities	1,083,615	1,064,744	1,006,396	1.8		7.7
Shareholders' equity:
Common stock	85,383	70,450	59,371	21.2		43.8
Retained earnings	20,748	18,117	19,566	14.5		6.0
Accumulated other comprehensive (loss)	160	(415)	(467)	NM		NM
Total shareholders' equity	106,291	88,152	78,470	20.6		35.5
Total liabilities and shareholders' equity	$1,189,906	$1,152,896	$1,084,866	3.2%		9.7%

Issued and outstanding common shares	10,477	9,331	9,279

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
December 31, 2016

				Dec 31, 2016 vs.
	For the three months ended			Sep 30, 2016		Dec 31, 2015
(In thousands, except percentages and per share amounts)	Dec 31, 2016	Sep 30, 2016	Dec 31, 2015	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$79	$50	$13	$29	58.0%	$66	507.7%
FHLB stock	71	67	37	4	6.0	34	91.9
Securities:
Taxable	452	456	360	(4)	(0.9)	92	25.6
Tax-exempt	44	43	70	1	2.3	(26)	(37.1)
Total securities	496	499	430	(3)	(0.6)	66	15.3
Loans:
SBA loans	850	822	713	28	3.4	137	19.2
SBA 504 loans	306	321	346	(15)	(4.7)	(40)	(11.6)
Commercial loans	6,226	6,138	5,637	88	1.4	589	10.4
Residential mortgage loans	3,188	3,138	2,939	50	1.6	249	8.5
Consumer loans	1,064	1,046	880	18	1.7	184	20.9
Total loans	11,634	11,465	10,515	169	1.5	1,119	10.6
Total interest income	12,280	12,081	10,995	199	1.6	1,285	11.7
INTEREST EXPENSE
Interest-bearing demand deposits	147	129	121	18	14.0	26	21.5
Savings deposits	537	458	298	79	17.2	239	80.2
Time deposits	845	920	910	(75)	(8.2)	(65)	(7.1)
Borrowed funds and subordinated debentures	696	701	686	(5)	(0.7)	10	1.5
Total interest expense	2,225	2,208	2,015	17	0.8	210	10.4
Net interest income	10,055	9,873	8,980	182	1.8	1,075	12.0
Provision for loan losses	200	420	100	(220)	(52.4)	100	100.0
Net interest income after provision for loan losses	9,855	9,453	8,880	402	4.3	975	11.0
NONINTEREST INCOME
Branch fee income	329	321	402	8	2.5	(73)	(18.2)
Service and loan fee income	446	438	317	8	1.8	129	40.7
Gain on sale of SBA loans held for sale, net	515	639	533	(124)	(19.4)	(18)	(3.4)
Gain on sale of mortgage loans, net	480	446	328	34	7.6	152	46.3
BOLI income	94	97	96	(3)	(3.1)	(2)	(2.1)
Net security gains	238	11	—	227	2,063.6	238	100.0
Other income	271	221	244	50	22.6	27	11.1
Total noninterest income	2,373	2,173	1,920	200	9.2	453	23.6
NONINTEREST EXPENSE
Compensation and benefits	3,822	3,872	3,528	(50)	(1.3)	294	8.3
Occupancy	618	611	644	7	1.1	(26)	(4.0)
Processing and communications	600	647	620	(47)	(7.3)	(20)	(3.2)
Furniture and equipment	453	432	455	21	4.9	(2)	(0.4)
Professional services	266	216	213	50	23.1	53	24.9
Loan costs	466	160	378	306	191.3	88	23.3
OREO expenses	220	168	173	52	31.0	47	27.2
Deposit insurance	247	304	302	(57)	(18.8)	(55)	(18.2)
Advertising	144	141	110	3	2.1	34	30.9
Other expenses	467	442	423	25	5.7	44	10.4
Total noninterest expense	7,303	6,993	6,846	310	4.4	457	6.7
Income before provision for income taxes	4,925	4,633	3,954	292	6.3	971	24.6
Provision for income taxes	1,765	1,613	1,315	152	9.4	450	34.2
Net income	$3,160	$3,020	$2,639	$140	4.6%	$521	19.7%

Effective tax rate	35.8%	34.8%	33.3%

Net income per:
Common share - basic	$0.33	$0.32	$0.28
Common share - diluted	$0.32	$0.32	$0.28

Weighted average common shares outstanding - Basic	9,700	9,339	9,273
Weighted average common shares outstanding - Diluted	9,878	9,496	9,402

UNITY BANCORP, INC.
YTD CONSOLIDATED STATEMENTS OF INCOME
NON-GAAP
December 31, 2016

	For the twelve months ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2016	2015	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$214	$39	$175	448.7%
FHLB stock	245	155	90	58.1
Securities:
Taxable	1,698	1,459	239	16.4
Tax-exempt	204	284	(80)	(28.2)
Total securities	1,902	1,743	159	9.1
Loans:
SBA loans	3,181	2,693	488	18.1
SBA 504 loans	1,356	1,414	(58)	(4.1)
Commercial loans	23,900	21,357	2,543	11.9
Residential mortgage loans	12,205	11,048	1,157	10.5
Consumer loans	4,021	3,202	819	25.6
Total loans	44,663	39,714	4,949	12.5
Total interest income	47,024	41,651	5,373	12.9
INTEREST EXPENSE
Interest-bearing demand deposits	537	438	99	22.6
Savings deposits	1,742	1,088	654	60.1
Time deposits	3,670	3,160	510	16.1
Borrowed funds and subordinated debentures	2,818	2,974	(156)	(5.2)
Total interest expense	8,767	7,660	1,107	14.5
Net interest income	38,257	33,991	4,266	12.6
Provision for loan losses	1,220	500	720	144.0
Net interest income after provision for loan losses	37,037	33,491	3,546	10.6
NONINTEREST INCOME
Branch fee income	1,269	1,520	(251)	(16.5)
Service and loan fee income	2,030	1,996	34	1.7
Gain on sale of SBA loans held for sale, net	2,099	1,204	895	74.3
Gain on sale of mortgage loans, net	1,610	1,674	(64)	(3.8)
BOLI income	378	380	(2)	(0.5)
Net security gains	424	28	396	1,414.3
Other income	986	927	59	6.4
Total noninterest income	8,796	7,729	1,067	13.8
NONINTEREST EXPENSE
Compensation and benefits	14,952	14,295	657	4.6
Occupancy	2,360	2,515	(155)	(6.2)
Processing and communications	2,445	2,461	(16)	(0.7)
Furniture and equipment	1,700	1,643	57	3.5
Professional services	976	942	34	3.6
Loan costs	989	1,141	(152)	(13.3)
OREO expenses	713	669	44	6.6
Deposit insurance	1,095	1,030	65	6.3
Advertising	559	437	122	27.9
Other expenses	1,842	1,719	123	7.2
Total noninterest expense	27,631	26,852	779	2.9
Income before provision for income taxes and gain on subordinated debenture	18,202	14,368	3,834	26.7
Provision for income taxes	6,476	4,811	1,665	34.6
Net income before gain on subordinated debenture	11,726	9,557	2,169	22.7
Gain on subordinated debenture, net of tax	1,483	—	1,483	100.0
Net income	$13,209	$9,557	$3,652	38.2%

	For the twelve months ended December 31,
(In thousands, except percentages and per share amounts)	2016	2015
Effective tax rate	35.5%	33.5%

Net income before gain on subordinated debenture per:
Common share - basic	1.25	1.03
Common share - diluted	1.23	1.02

Net income per:
Common share - basic	1.40	1.03
Common share - diluted	1.38	1.02

Weighted average common shares outstanding - Basic	9,416	9,267
Weighted average common shares outstanding - Diluted	9,572	9,382

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
December 31, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	December 31, 2016			September 30, 2016
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$73,087	$79	0.43%	$70,628	$50	0.28%
FHLB stock	5,773	71	4.89	5,728	67	4.65
Securities:
Taxable	58,622	452	3.07	63,871	456	2.84
Tax-exempt	6,420	67	4.15	6,478	66	4.05
Total securities (A)	65,042	519	3.17	70,349	522	2.95
Loans:
SBA loans	59,519	850	5.68	57,122	822	5.72
SBA 504 loans	25,498	306	4.77	26,562	321	4.81
Commercial loans	504,331	6,226	4.91	490,776	6,138	4.98
Residential mortgage loans	289,028	3,188	4.39	276,413	3,138	4.52
Consumer loans	90,549	1,064	4.67	85,632	1,046	4.86
Total loans (B)	968,925	11,634	4.78	936,505	11,465	4.87
Total interest-earning assets	$1,112,827	$12,303	4.40%	$1,083,210	$12,104	4.45%

Noninterest-earning assets:
Cash and due from banks	24,851			19,831
Allowance for loan losses	(12,819)			(12,769)
Other assets	53,614			52,000
Total noninterest-earning assets	65,646			59,062
Total assets	$1,178,473			$1,142,272

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$142,872	$147	0.41%	$129,310	$129	0.40%
Total savings deposits	361,379	537	0.59	331,588	458	0.55
Total time deposits	230,594	845	1.46	256,884	920	1.42
Total interest-bearing deposits	734,845	1,529	0.83	717,782	1,507	0.84
Borrowed funds and subordinated debentures	125,440	696	2.21	123,136	701	2.26
Total interest-bearing liabilities	$860,285	$2,225	1.03%	$840,918	$2,208	1.04%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	218,216			197,937
Other liabilities	6,631			16,990
Total noninterest-bearing liabilities	224,847			214,927
Total shareholders' equity	93,341			86,427
Total liabilities and shareholders' equity	$1,178,473			$1,142,272

Net interest spread		$10,078	3.37%		$9,896	3.41%
Tax-equivalent basis adjustment		(23)			(23)
Net interest income		$10,055			$9,873
Net interest margin			3.60%			3.63%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
December 31, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$73,087	$79	0.43%	$47,421	$13	0.11%
FHLB stock	5,773	71	4.89	3,700	37	3.97
Securities:
Taxable	58,622	452	3.07	59,425	360	2.40
Tax-exempt	6,420	67	4.15	11,564	104	3.57
Total securities (A)	65,042	519	3.17	70,989	464	2.59
Loans:
SBA loans	59,519	850	5.68	54,912	713	5.15
SBA 504 loans	25,498	306	4.77	29,319	346	4.68
Commercial loans	504,331	6,226	4.91	452,494	5,637	4.94
Residential mortgage loans	289,028	3,188	4.39	259,938	2,939	4.49
Consumer loans	90,549	1,064	4.67	75,789	880	4.61
Total loans (B)	968,925	11,634	4.78	872,452	10,515	4.78
Total interest-earning assets	$1,112,827	$12,303	4.40%	$994,562	$11,029	4.40%

Noninterest-earning assets:
Cash and due from banks	24,851			24,214
Allowance for loan losses	(12,819)			(12,801)
Other assets	53,614			44,055
Total noninterest-earning assets	65,646			55,468
Total assets	$1,178,473			$1,050,030

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$142,872	$147	0.41%	$131,800	$121	0.36%
Total savings deposits	361,379	537	0.59	295,013	298	0.40
Total time deposits	230,594	845	1.46	271,647	910	1.33
Total interest-bearing deposits	734,845	1,529	0.83	698,460	1,329	0.75
Borrowed funds and subordinated debentures	125,440	696	2.21	87,465	686	3.11
Total interest-bearing liabilities	$860,285	$2,225	1.03%	$785,925	$2,015	1.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	218,216			182,024
Other liabilities	6,631			5,056
Total noninterest-bearing liabilities	224,847			187,080
Total shareholders' equity	93,341			77,025
Total liabilities and shareholders' equity	$1,178,473			$1,050,030

Net interest spread		$10,078	3.37%		$9,014	3.38%
Tax-equivalent basis adjustment		(23)			(34)
Net interest income		$10,055			$8,980
Net interest margin			3.60%			3.60%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
YEAR TO DATE NET INTEREST MARGIN
December 31, 2016

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the twelve months ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$71,265	$214	0.30%	$34,883	$39	0.11%
FHLB stock	5,241	245	4.67	3,695	155	4.19
Securities:
Taxable	61,053	1,698	2.78	62,937	1,459	2.32
Tax-exempt	7,649	307	4.01	11,739	421	3.59
Total securities (A)	68,702	2,005	2.92	74,676	1,880	2.52
Loans:
SBA loans	56,834	3,181	5.60	50,997	2,693	5.28
SBA 504 loans	27,135	1,356	5.00	30,366	1,414	4.66
Commercial loans	483,479	23,900	4.94	428,702	21,357	4.98
Residential mortgage loans	273,612	12,205	4.46	246,278	11,048	4.49
Consumer loans	84,222	4,021	4.77	69,580	3,202	4.60
Total loans (B)	925,282	44,663	4.83	825,923	39,714	4.81
Total interest-earning assets	$1,070,490	$47,127	4.40%	$939,177	$41,788	4.45%

Noninterest-earning assets:
Cash and due from banks	24,409			25,952
Allowance for loan losses	(12,841)			(12,638)
Other assets	50,103			43,742
Total noninterest-earning assets	61,671			57,056
Total assets	$1,132,161			$996,233

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$133,212	$537	0.40%	$126,876	$438	0.35%
Total savings deposits	328,486	1,742	0.53	290,848	1,088	0.37
Total time deposits	261,225	3,670	1.40	240,132	3,160	1.32
Total interest-bearing deposits	722,923	5,949	0.82	657,856	4,686	0.71
Borrowed funds and subordinated debentures	114,853	2,818	2.45	87,652	2,974	3.39
Total interest-bearing liabilities	$837,776	$8,767	1.04%	$745,508	$7,660	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	199,554			172,172
Other liabilities	8,895			4,611
Total noninterest-bearing liabilities	208,449			176,783
Total shareholders' equity	85,936			73,942
Total liabilities and shareholders' equity	$1,132,161			$996,233

Net interest spread		$38,360	3.36%		$34,128	3.42%
Tax-equivalent basis adjustment		(103)			(137)
Net interest income		$38,257			$33,991
Net interest margin			3.58%			3.63%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 35 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
December 31, 2016

Amounts in thousands, except percentages	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,685	$12,758	$12,634	$12,759	$12,421
Provision for loan losses charged to expense	200	420	400	200	100
	12,885	13,178	13,034	12,959	12,521
Less: Chargeoffs
SBA loans	189	140	142	86	151
Commercial loans	19	376	152	228	52
Residential mortgage loans	101	—	—	—	—
Consumer loans	2	—	—	28	41
Total chargeoffs	311	516	294	342	244
Add: Recoveries
SBA loans	1	17	4	11	6
Commercial loans	4	6	13	6	476
Consumer loans	—	—	1	—	—
Total recoveries	5	23	18	17	482
Net chargeoffs (recoveries)	306	493	276	325	(238)
Balance, end of period	$12,579	$12,685	$12,758	$12,634	$12,759

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$7,237	$6,527	$6,541	$6,887	$7,260
Other real estate owned ("OREO")	1,050	1,703	1,702	1,417	1,591
Nonperforming assets	8,287	8,230	8,243	8,304	8,851
Less: Amount guaranteed by SBA	60	624	134	243	288
Net nonperforming assets	$8,227	$7,606	$8,109	$8,061	$8,563

Loans 90 days past due & still accruing	$—	$—	$485	$—	$—

Performing Troubled Debt Restructurings (TDRs)	$—	$665	$772	$844	$3,015
(1) Nonperforming TDRs included in nonperforming loans	153	154	161	293	293
Total TDRs	$153	$819	$933	$1,137	$3,308

Allowance for loan losses to:
Total loans at quarter end	1.29%	1.34%	1.39%	1.42%	1.44%
Nonperforming loans (1)	173.82	194.35	195.05	183.45	175.74
Nonperforming assets	151.79	154.13	154.77	152.14	144.15
Net nonperforming assets	152.90	166.78	157.33	156.73	149.00

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	1.26%	0.86%	0.98%	0.56%	1.05%
Commercial loans	0.01	0.30	0.12	0.19	(0.37)
Residential mortgage loans	0.14	—	—	—	—
Consumer loans	0.01	—	—	0.14	0.21
Total loans	0.13%	0.21%	0.12%	0.15%	(0.11)%

Nonperforming loans to total loans	0.74%	0.69%	0.71%	0.78%	0.82%
Nonperforming loans and TDRs to total loans	0.74	0.76	0.80	0.87	1.16
Nonperforming assets to total loans and OREO	0.85	0.86	0.90	0.93	0.99
Nonperforming assets to total assets	0.70	0.71	0.73	0.74	0.82

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
NON-GAAP
December 31, 2016

(In thousands, except percentages and per share amounts)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
SUMMARY OF INCOME:
Total interest income	$12,280	$12,081	$11,487	$11,176	$10,995
Total interest expense	2,225	2,208	2,145	2,189	2,015
Net interest income	10,055	9,873	9,342	8,987	8,980
Provision for loan losses	200	420	400	200	100
Net interest income after provision for loan losses	9,855	9,453	8,942	8,787	8,880
Total noninterest income	2,373	2,173	2,234	2,016	1,920
Total noninterest expense	7,303	6,993	6,728	6,607	6,846
Income before provision for income taxes and gain on subordinated debenture	4,925	4,633	4,448	4,196	3,954
Provision for income taxes	1,765	1,613	1,624	1,464	1,315
Net income before gain on subordinated debenture	$3,160	$3,020	$2,824	$2,732	$2,639
Gain on subordinated debenture, net of tax	—	—	—	1,473	—
Net income	$3,160	$3,020	$2,824	$4,205	$2,639

Net income per common share - Basic	$0.33	$0.32	$0.30	$0.45	$0.28
Net income per common share - Diluted	$0.32	$0.32	$0.30	$0.44	$0.28

COMMON SHARE DATA:
Market price per share	$15.70	$12.82	$11.56	$10.34	$11.34
Dividends paid	$0.05	$0.05	$0.04	$0.04	$0.04
Book value per common share	$10.14	$9.45	$9.10	$8.83	$8.45
Weighted average common shares outstanding - Basic	9,700	9,339	9,318	9,304	9,273
Weighted average common shares outstanding - Diluted	9,878	9,496	9,468	9,550	9,402
Issued and outstanding common shares	10,477	9,331	9,336	9,315	9,279

OPERATING RATIOS (Annualized):
Return on average assets	1.07%	1.05%	1.03%	1.54%	1.00%
Return on average equity	13.47	13.90	13.59	21.05	13.59
Efficiency ratio	59.90	58.11	58.53	50.16	62.81

BALANCE SHEET DATA:
Total assets	1,189,906	1,152,896	1,128,370	1,120,955	1,084,866
Total deposits	945,723	933,320	912,198	926,819	894,493
Total loans	973,414	949,832	915,043	886,990	888,958
Total securities	61,547	72,360	73,994	66,729	71,336
Total shareholders' equity	106,291	88,152	84,967	82,276	78,470
Allowance for loan losses	(12,579)	(12,685)	(12,758)	(12,634)	(12,759)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.40%	4.45%	4.44%	4.33%	4.40%
Interest-bearing liabilities	1.03	1.04	1.05	1.06	1.02
Net interest spread	3.37	3.41	3.39	3.27	3.38
Net interest margin	3.60	3.63	3.61	3.48	3.60

CREDIT QUALITY:
Nonperforming assets	8,287	8,230	8,243	8,304	8,851
QTD net chargeoffs (annualized) to QTD average loans	0.13%	0.21%	0.12%	0.15%	(0.11)%
Allowance for loan losses to total loans	1.29	1.34	1.39	1.42	1.44
Nonperforming assets to total loans and OREO	0.85	0.86	0.90	0.93	0.99
Nonperforming assets to total assets	0.70	0.71	0.73	0.74	0.82

(In thousands, except percentages and per share amounts)	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015
CAPITAL RATIOS AND OTHER:
Total equity to total assets	8.93	7.65	7.53	7.34	7.23
Leverage ratio	9.73	8.49	8.52	8.31	8.82
Common equity tier 1 risk-based capital ratio	11.49	9.63	9.70	9.77	9.37
Tier 1 risk-based capital ratio	12.58	10.74	10.85	10.97	11.18
Total risk-based capital ratio	13.84	11.48	12.11	12.22	12.43
Number of banking offices	17	15	15	15	15
Number of ATMs	18	16	16	16	16
Number of employees	184	180	172	172	162